FOR IMMEDIATE RELEASE August 7, 2012	Exhibit 99.1

GSI Group Announces Financial Results for the

Second Quarter 2012

•	Commits to a Plan to Sell Systems Businesses – now reported as Discontinued Operations

•	Second Quarter Continuing Operations revenue of $70 million

•	Second Quarter Continuing Operations earnings per share of $0.13

•	Second Quarter Adjusted EBITDA from Continuing Operations of $12 million

Bedford, MA — GSI Group Inc. (NASDAQ: GSIG) (the “Company”, “we”, “our”, “GSI”), a global leader and supplier of laser-based solutions, precision motion and optical technologies to global industrial, electronics, medical, and scientific markets, today reported financial results for the second quarter of 2012. In June 2012, the Company committed to a plan for the sale of its Semiconductor Systems and Laser Systems businesses. As a result, the Company began accounting for these businesses as discontinued operations beginning in the second quarter of 2012, as further discussed below. Unless otherwise noted, all financial results in this press release are GAAP measures for continuing operations.

The Company reported earnings per share from continuing operations of $0.13, as compared to $0.21 in the second quarter of 2011. Earnings per share were adversely impacted by cash and non-cash restructuring charges of $2.5 million, primarily related to the Company’s 12x12 program. The reported results from continuing operations exclude the operating results of our Semiconductor Systems and Laser Systems business lines which are now classified as discontinued operations as further discussed below.

“GSI delivered a solid level of profitability in the quarter despite a significant deterioration in our market demand. We made good progress on our strategic priorities, including the 12x12 Program, our divestiture efforts and key additions to our leadership team. While we are disappointed at the slowdown in the market, and the anticipated lack of a second half recovery, we are confident we are on the right path to improve the Company’s strategic positioning and simplify our structure. In addition to the priorities I mentioned, our second half plans include additional cost actions and an increased focus on strategic acquisitions,” said John Roush, Chief Executive Officer.

During the second quarter of 2012, GSI generated revenue of $70.4 million, a decrease from $82.6 million in the second quarter of 2011. Included in revenue for the second quarter of 2011 was $4.2 million of net revenue that had been deferred under multiple-element arrangements, delivered over multiple periods, and entered into prior to the adoption of ASU 2009-13, “Revenue Recognition (Topic 605) – Multiple-Deliverable Revenue Arrangements” (ASU 2009-13) as of January 1, 2011. Our reported revenue for the second quarter of 2012 does not include $15.1 million of revenue from our Semiconductor Systems and Laser Systems business lines, which are now classified as discontinued operations, compared to $18.8 million of revenue for the second quarter of 2011 from discontinued operations.

Second quarter of 2012 income from operations was $5.1 million, or 7.2% of revenue, compared to $11.5 million, or 13.9% of revenue, during the same period last year. Income from operations includes restructuring charges of $2.5 million, or 3.6% of revenue, related to the Company’s 12x12 program. Second quarter of 2011 income from operations included net profit of $1.5 million, or 1.8% of revenue, recognized on the $4.2 million of net revenue deferred under ASU 2009-13.

The Company incurred charges of $2.4 million during the second quarter of 2012 related to the 12x12 restructuring plan, comprised of cash related charges of $1.8 million, and non-cash charges of $0.6 million. The Company expects to incur cash charges of $4.5 million to $5.5 million related to the 12x12 restructuring plan, of which $3.8 million had been recorded through June 29, 2012. Additionally, we expect to incur non-cash restructuring charges of $2.8 million to $3.5 million, of which $2.8 million had been recorded through June 29, 2012.

Adjusted EBITDA from continuing operations, a non-GAAP financial measure that includes the adjustments noted in the reconciliation below, was $11.9 million in the second quarter of 2012, compared to $15.9 million in the second quarter of 2011. Included in adjusted EBITDA in the second quarter of 2011 was $1.5 million of net profit recognized on the $4.2 million of net revenue deferred under ASU 2009-13.

As of June 29, 2012, cash and cash equivalents was $55.8 million, while total debt was $53.0 million. Operating cash flow for the second quarter of 2012 was $9.8 million, compared to $12.3 million in the second quarter of 2011. Operating cash flows include the cash flows of continuing and discontinued operations.

Discontinued Operations

In June 2012, the Company’s Board of Directors authorized management to commit to a plan to divest the Company’s Semiconductor Systems and Laser Systems business lines in order to increase the Company’s strategic focus on highly engineered precision components and subsystems. The Company expects to exit these businesses within the next twelve months. Therefore, the results of operations for these two businesses have been reported as discontinued operations in this press release and in the attachments to this release.

Strategic Update

Growth Platforms

The Company made significant progress with its growth platforms in the quarter, demonstrated by both the launch of new products and the sales trajectory of those product lines. The Company’s fiber laser product line more than tripled in sales since last year’s comparable period, following the launch of its kilowatt class product offering. The Company’s laser scanning solutions product line also continues to drive significant growth, despite macroeconomic headwinds. The Company also completed a comprehensive consulting study of the medical components market which identified organic growth opportunities as well as acquisition opportunities for future consideration.

12x12 Program Update

The Company continues to make progress on its 12x12 program that began in the fourth quarter of 2011, with a goal of eliminating up to twelve (12) facilities. These reductions are expected to be achieved through a combination of site consolidations and divestitures, with divestitures resulting in the elimination of up to six facilities.

Since the announcement of this program, the Company has eliminated two sales and service centers in Japan, closed its East Setauket, New York facility and transferred the specialty lasers manufacturing activities to its Santa Clara, California facility, exited its optics manufacturing activities in Oxnard, California, offered for sale the Company’s owned facility in Mumbai, India, began executing on the consolidation of its sales and service offices in Germany, and made meaningful progress in the consolidation of its Lexington, Massachusetts operations into its Bedford, Massachusetts facility.

Finally, the Company continues to make good progress with the divestiture processes for both its Semiconductor Systems and Laser Systems businesses. The Company expects to complete the sale of these businesses within the next twelve months.

Organization Update

The Company made several key leadership hires in the quarter that significantly improve capabilities in important areas. These new roles include a senior leader of Corporate Development, a senior director of Continuous Improvement and a Bedford-based operations leader, who has assumed overall leadership for the Massachusetts-based manufacturing operations in Bedford and Lexington. In addition, the Company has three new members of the Board of Directors elected by shareholders in June: Harry Bosco, former Chairman, President and CEO, Opnext Inc., Dominic Romeo, former Vice President and CFO, IDEX Corporation, and Thomas Secor, Managing Director, Morningside Heights Capital.

Financial Outlook

For the third quarter of 2012, the Company expects revenue from its continuing operations of $68 million to $73 million. When comparing this to the third quarter of 2011, it should be noted that the Company recognized in that quarter approximately $1.3 million of net revenue that had been deferred under multiple-element arrangements, delivered over multiple periods, and entered into prior to the adoption of ASU 2009-13.

For the third quarter of 2012, Adjusted EBITDA from continuing operations is expected to be in the range of $10 million to $13 million. When comparing it to the third quarter of 2011, it should be noted that the Company recognized $0.6 million of gross profit related to net revenue that had been deferred under multiple-element arrangements, delivered over multiple periods, and entered into prior to the adoption of ASU 2009-13.

In addition, the Company expects a GAAP tax rate of 15% to 18% for the third quarter of 2012, with fully diluted shares outstanding of 33.9 million.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons for the use of these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following the unaudited condensed consolidated financial statements.

Safe Harbor and Forward Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “plan,” and other similar expressions. These forward-looking statements include, but are not limited to, statements related to: the Company’s expected future financial performance; expected future product releases; expected consolidation of our Massachusetts operations; the expected impact of the 12x12 Program and related charges; expected timing of the divestitures of our discontinued operations; management’s plans and objectives for future operations; anticipated sales performance; industry trends; market conditions; changes in actual or assumed tax liabilities; expectations regarding tax exposure; future acquisitions and dispositions; the Company’s optimism regarding its prospects for the future; and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our customers’ businesses and level of business activity; our significant dependence upon our customers’ capital expenditures, which are subject to cyclical market fluctuations; our dependence upon our ability to respond to fluctuations in product demand; our ability to continually innovate; delays in our delivery of new products; our reliance upon third party distribution channels subject to credit, business concentration and business failure risks beyond our control; fluctuations in our quarterly results and our failure to meet or exceed the expectations of securities analysts or investors; customer order timing and other similar factors beyond our control; changes in interest rates, credit ratings or foreign currency exchange rates; risk associated with our operations in foreign countries; our increased use of outsourcing in foreign countries; our failure to comply with local import and export regulations in the jurisdictions in which we operate; our history of operating losses and our ability to sustain our profitability; our exposure to the credit risk of some of our customers and in weakened markets; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; our ability to make acquisitions or divestitures that provide business benefits; our failure to successfully integrate future acquisitions into our business; our ability to retain key personnel; our restructuring and realignment activities and disruptions to our operations as a result of consolidation of our operations; product defects or problems integrating our products with other vendors’ products; disruptions in the supply of or defects in raw materials, certain key components or other goods from our suppliers; production difficulties and product delivery delays or disruptions; changes in governmental regulation of our business or products; disruption in our information technology systems or our failure to implement new systems and software successfully; our failure to realize the full value of our intangible assets; any requirement to make additional tax payments and/or recalculate certain of our tax attributes depending on the resolution of the complaint we filed against the U.S. government; our ability to utilize our net operating loss carryforwards and other tax attributes; fluctuations in our effective tax rates and audit of our estimates of tax liabilities; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; being subject to the Alternative Minimum Tax for U.S. federal income tax purposes; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; volatility in the market for our common shares; our dependence on significant cash flow to service our indebtedness and fund our operations; our ability to access cash and other assets of our subsidiaries; the influence over our business of several significant shareholders; provisions of our articles of incorporation may delay or prevent a change in control; our significant existing indebtedness and restrictions in our new senior secured credit agreement that may limit our ability to engage in certain activities; our intention not to pay dividends in the near future; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and in the Company’s subsequent filings with the SEC made prior to or after the date hereof. Such statements are based on the Company’s management’s beliefs and assumptions and on information currently available to the Company’s management. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

Conference Call Information

The Company will host a conference call on Tuesday, August 7, 2012 at 5:00 p.m. ET to discuss these results. John A. Roush, Chief Executive Officer, and Robert Buckley, Chief Financial Officer, will host the conference call.

To access the call, please dial (877) 482-5124 prior to the scheduled conference call time. The conference ID number is 90961430.

A playback of this conference call will be available beginning 8:00 p.m. ET, Tuesday, August 7, 2012. The playback phone number is (855) 859-2056 or (404) 537-3406 and the code number is 90961430. The playback will remain available until 8:00 p.m. ET, Tuesday, August 21, 2012.

A replay of the audio webcast will be available three hours after the conclusion of the call on the Investor Relations section of the Company’s web site at www.gsig.com.

About GSI

GSI Group Inc. designs, develops, manufactures and sells laser-based solutions (primarily lasers), laser scanning devices, and precision motion and optical technologies to electronics, industrial, medical, and scientific markets. GSI Group Inc.’s common shares are quoted on NASDAQ (GSIG).

More information about GSI is available on the Company’s website at www.gsig.com. For additional information, please contact GSI Group Inc., Investor Relations, at (781) 266-5137 or InvestorRelations@gsig.com.

GSI GROUP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended
	June 29, 2012	July 1, 2011
Sales	$70,379	$82,609
Cost of goods sold	39,712	45,609

Gross profit	30,667	37,000

Operating expenses:
Research and development and engineering	5,615	5,879
Selling, general and administrative	16,841	18,638
Amortization of purchased intangible assets	663	987
Restructuring, restatement related costs and other	2,451	(61)
Post-emergence professional fees	—	94

Total operating expenses	25,570	25,537

Income from operations	5,097	11,463
Interest expense, net	(678)	(3,397)
Foreign exchange transaction gains (losses), net	620	(125)
Other income (expense), net	45	354

Income from continuing operations before income taxes	5,084	8,295
Income tax provision	617	1,363

Income from continuing operations	4,467	6,932
Income from discontinued operations, net of tax	414	3,143

Consolidated net income	4,881	10,075
Less: Net income attributable to noncontrolling interest	(8)	(9)

Net income attributable to GSI Group Inc.	$4,873	$10,066

Earnings per common share from continuing operations:
Basic and Diluted	$0.13	$0.21
Earnings per common share from discontinued operations:
Basic and Diluted	$0.01	$0.09
Earnings per common share attributable to GSI Group Inc.:
Basic and Diluted	$0.14	$0.30
Weighted average common shares outstanding – basic	33,782	33,478
Weighted average common shares outstanding – diluted	33,953	33,595

GSI GROUP INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	June 29, 2012	December 31, 2011
ASSETS
Current Assets
Cash and cash equivalents	$55,758	$54,835
Accounts receivable, net	44,089	38,847
Inventories	53,713	51,539
Other current assets	33,434	33,427
Assets of discontinued operations	30,911	35,663

Total current assets	217,905	214,311
Property, plant and equipment, net	33,107	35,955
Intangible assets, net	42,903	45,797
Goodwill	44,578	44,578
Other assets	7,406	7,862

Total assets	$345,899	$348,503

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$10,000	$10,000
Accounts payable	19,114	12,532
Accrued expenses and other current liabilities	23,411	21,723
Liabilities of discontinued operations	9,549	14,806

Total current liabilities	62,074	59,061

Long-term debt	43,000	58,000
Other long-term liabilities	22,545	22,082

Total liabilities	127,619	139,143

Stockholders’ Equity
Total GSI Group Inc. stockholders’ equity	217,897	209,003
Noncontrolling interest	383	357

Total stockholders’ equity	218,280	209,360

Total liabilities and stockholders’ equity	$345,899	$348,503

GSI GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	June 29, 2012	July 1, 2011
Cash flows from operating activities:
Consolidated net income	$4,881	$10,075
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,426	3,867
Share-based compensation	1,041	772
Deferred income taxes	(18)	(139)
Non-cash restructuring charges	1,227	—
Earnings from equity investment	(43)	(385)
Other non-cash items	392	(3)
Changes in operating assets and liabilities:
Accounts receivable	(1,978)	(2,540)
Inventories	(2,380)	(975)
Deferred revenue	(1,383)	(2,048)
Other operating assets and liabilities	4,599	3,657

Cash provided by operating activities	9,764	12,281

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,227)	(504)
Proceeds from the sale of property, plant and equipment	205	—

Net cash used in investing activities	(1,022)	(504)

Cash flows from financing activities:
Other financing activities	(29)	—
Capital lease payments	(184)	—
Repayments of debt	(2,500)	—

Net cash used in financing activities	(2,713)	—

Effect of exchange rate on cash and cash equivalents	(629)	885

Net increase in cash and cash equivalents	5,400	12,662
Cash and cash equivalents, beginning of period	50,358	61,337

Cash and cash equivalents, end of period	$55,758	$73,999

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

	Three Months Ended
	June 29, 2012	July 1, 2011
	(Unaudited)	(Unaudited)
Adjusted EBITDA:
Net income attributable to GSI Group Inc. (GAAP)	$4,873	$10,066
Interest expense, net	678	3,397
Income tax provision	617	1,363
Depreciation and amortization	3,321	3,670
Share-based compensation	1,041	772
Restructuring, restatement and other non-recurring costs	2,451	33
Income from discontinued operations, net of tax	(414)	(3,143)
Other income (expense), net	(665)	(229)

Adjusted EBITDA (Non-GAAP)	$11,902	$15,929

The Company defines Adjusted EBITDA, a non-GAAP financial measure, as the net income attributable to GSI Group Inc. before deducting interest, income taxes, depreciation, amortization, non-cash share-based compensation, restructuring, restatement and other non-recurring costs, income from discontinued operations, net of tax, and other non-operating income/expense items, including foreign exchange gains/losses and earnings from equity investment. Restructuring, restatement and other non-recurring costs primarily relate to the Company’s 12x12 restructuring program.

Management believes Adjusted EBITDA provides meaningful supplementary information regarding the Company’s operating results because it excludes amounts that management does not consider as part of operating results when assessing and measuring the operational and financial performance of the Company. Management believes Adjusted EBITDA allows viewing of operating trends and performing analytical comparisons. Adjusted EBITDA is also used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees. Accordingly, the Company believes this non-GAAP measure provides greater transparency and insight into management’s method of analysis.

In evaluating Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as, or similar to, some of the adjustments in this presentation. The presentation of Adjusted EBITDA should not be construed as an inference that future results will be unaffected by unusual or non-recurring items.

The following table reconciles Adjusted EBITDA to net income for our discontinued operations, continuing operations, and on a consolidated basis. The Company is presenting this table in order to provide investors with additional information and transparency in light of the discontinued operations treatment of the Semiconductor Systems and Laser Systems businesses.

Consolidated Adjusted EBITDA

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended June 29, 2012
	Discontinued Operations	Continuing Operations	Consolidated
Adjusted EBITDA:
Net income attributable to GSI Group Inc.	$414	$4,459	$4,873
Income tax provision	103	617	720
Interest expense, net	(1)	678	677
Depreciation and amortization	105	3,321	3,426
Share-based compensation	—	1,041	1,041
Restructuring, restatement and other non-recurring costs	801	2,451	3,252
Other income (expense), net	24	(665)	(641)

Adjusted EBITDA	$1,446	$11,902	$13,348

The non-GAAP financial measures described are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non- GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Condensed Consolidated Statement of Operations (Unaudited)

(In thousands of U.S. dollars except for per share data)

	Three Months Ended				Twelve Months Ended	Three Months Ended		Six Months Ended
	April 1, 2011	July 1, 2011	September 30, 2011	December 31, 2011	December 31, 2011	March 30, 2012	June 29, 2012	June 29, 2012
Sales	$77,503	$82,609	$78,704	$65,480	$304,296	$65,186	$70,379	$135,565
Cost of goods sold	43,761	45,609	44,119	37,707	171,196	37,505	39,712	77,217

Gross profit	33,742	37,000	34,585	27,773	133,100	27,681	30,667	58,348
Operating expenses	23,966	25,537	23,761	23,988	97,252	24,860	25,570	50,430

Income from operations	9,776	11,463	10,824	3,785	35,848	2,821	5,097	7,918
Interest income (expense) and other income (expense), net	(3,307)	(3,168)	(2,646)	(2,507)	(11,628)	(1,514)	(13)	(1,527)

Income from continuing operations before income taxes	6,469	8,295	8,178	1,278	24,220	1,307	5,084	6,391
Income tax provision (benefit)	1,656	1,363	851	(1,326)	2,544	230	617	847

Income from continuing operations	4,813	6,932	7,327	2,604	21,676	1,077	4,467	5,544
Income from discontinued operations, net of tax	1,449	3,143	1,489	1,244	7,325	322	414	736

Consolidated net income	6,262	10,075	8,816	3,848	29,001	1,399	4,881	6,280
Net (income) loss attributable to noncontrolling interest	(55)	(9)	29	7	(28)	(18)	(8)	(26)

Net income attributable to GSI Group Inc.	$6,207	$10,066	$8,845	$3,855	$28,973	$1,381	$4,873	$6,254

Earnings per common share from continuing operations:
Basic and Diluted	$0.14	$0.21	$0.22	$0.08	$0.65	$0.03	$0.13	$0.16
Earnings per common share from discontinued operations:
Basic and Diluted	$0.04	$0.09	$0.04	$0.04	$0.22	$0.01	$0.01	$0.02
Earnings per common share attributable to GSI Group Inc.:
Basic	$0.19	$0.30	$0.26	$0.12	$0.87	$0.04	$0.14	$0.19
Diluted	$0.19	$0.30	$0.26	$0.11	$0.86	$0.04	$0.14	$0.18
Weighted average common shares outstanding - basic	33,449	33,478	33,489	33,509	33,481	33,679	33,782	33,731
Weighted average common shares outstanding - diluted	33,532	33,595	33,588	33,640	33,589	33,878	33,953	33,915

Consolidated Adjusted EBITDA (Unaudited)

(In thousands of U.S. dollars)

	Three Months Ended				Twelve Months Ended	Three Months Ended		Six Months Ended
	April 1, 2011	July 1, 2011	September 30, 2011	December 31, 2011	December 31, 2011	March 30, 2012	June 29, 2012	June 29, 2012
Net income attributable to GSI Group Inc. (GAAP)	$6,207	$10,066	$8,845	$3,855	$28,973	$1,381	$4,873	$6,254
Income tax provision (benefit)	1,656	1,363	851	(1,326)	2,544	230	617	847
Interest expense, net	3,652	3,397	3,254	2,674	12,977	809	678	1,487
Depreciation and amortization	3,650	3,670	3,560	3,587	14,467	3,609	3,321	6,930
Share-based compensation	988	772	758	758	3,276	1,282	1,041	2,323
Restructuring, restatement and other non-recurring costs	322	33	77	1,974	2,406	2,217	2,451	4,668
Income from discontinued operations, net of tax	(1,449)	(3,143)	(1,489)	(1,244)	(7,325)	(322)	(414)	(736)
Other income (expense), net	(345)	(229)	(608)	(167)	(1,349)	705	(665)	40

Adjusted EBITDA (Non-GAAP)	$14,681	$15,929	$15,248	$10,111	$55,969	$9,911	$11,902	$21,813

GSI Group Inc.

Investor Relations Contact:

Robert J. Buckley

(781) 266-5137

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